As filed with the Securities and Exchange Commission on May 1, 2024
Registration No. 333-238538
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Maryland	39-3935116
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
_______________________________
One North Wacker Drive, Suite 4200
Chicago, Illinois 60606
(Address of Principal Executive Offices, Zip Code)

FIRST INDUSTRIAL REALTY TRUST, INC. 2014 STOCK INCENTIVE PLAN
FIRST INDUSTRIAL REALTY TRUST, INC. 2024 STOCK INCENTIVE PLAN
(Full title of the plan)
_______________________________
Peter E. Baccile
President and Chief Executive Officer
First Industrial Realty Trust, Inc.
One North Wacker Drive, Suite 4200
Chicago, Illinois 60606
(312) 344-4300
(Name and address and telephone number,
including area code, of agent for service)
_______________________________
Copy to:
Matthew A. Jackson
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W. Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100
_______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one).

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
On May 20, 2020, First Industrial Realty Trust, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (Registration Statement No. 333-238538) (the “Registration Statement”) registering 2,750,000 shares of the common stock of the Registrant, par value $0.01 per share (“Common Stock”) reserved for issuance under the Registrant’s 2014 Stock Incentive Plan, amended and restated as of December 1, 2018 (“2014 Plan”).
On April 30, 2024, shareholders of the Registrant approved the Registrant’s 2024 Stock Incentive Plan (the “2024 Plan”) and, in connection therewith, no further awards will be made under the 2014 Plan. As of April 30, 2024, there were 2,884,180 Common Shares registered pursuant to the Registration Statement that were authorized to be awarded by the Company under the 2014 Plan that were not issued or subject to outstanding awards granted under the 2014 Plan. Accordingly, as a result of the approval of the 2024 Plan, these 2,884,180 Common Shares are no longer available for new awards under the 2014 Plan and will not be issued under the 2014 Plan. Under the terms of the 2024 Plan, the Registrant may issue up to 4,900,000 Common Shares, which includes the 2,884,180 Common Shares that were previously registered pursuant to the Registration Statement and are no longer available for new awards under the 2014 Plan (the “Carryover Shares”).
Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K and Compliance and Disclosure Interpretation 126.43, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to register the offer of the Carryover Shares under the 2024 Plan and reflect that the Carryover Shares available for issuance under the Registration Statement may be issued and sold under the 2024 Plan (as such shares are no longer be issuable under the 2014 Plan as of the effective date of the 2024 Plan).
Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant is filing a Registration Statement on Form S-8 to register the 2,015,820 Common Shares authorized for issuance pursuant to the 2024 Plan, which amount excludes the Carryover Shares. No additional Common Shares are being registered by this Post-Effective Amendment No. 1 to the Registration Statement.
Except to the extent specified herein, the Registration Statement as previously filed is not amended or otherwise affected by this Post-Effective Amendment thereto.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously or concurrently filed (file no. 1-13102) by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement:
(a)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 14, 2024;
(b)The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on April 19, 2024;
(c)The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2024 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023);
(d)The Registrant’s Current Reports on Form 8-K filed with the SEC on February 7, 2024, February 15, 2024, April 17, 2024 and May 1, 2024; and
(e)The description of the Registrant’s common stock included in the Registrant’s Registration Statement on Form 8-A, dated May 26, 1994.
All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents, except that any documents or information deemed to have been furnished and not filed shall not be deemed incorporated by reference into this registration statement in accordance with SEC rules.

Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this registration statement and the prospectus which is a part hereof (the “Prospectus”) to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement and the Prospectus.
Item 8. Exhibits.
The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement:

No. Exhibit	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Form 10-Q of the Registrant for the fiscal quarter ended June 30, 1996, File No. 1-13102)

4.2	Third Amended and Restated Bylaws of the Registrant, dated May 7, 2015 (incorporated by reference to Exhibit 3.1 of the Form 8-K of the Registrant, filed May 7, 2015, File No. 1-13102)

4.3
Articles of Amendment to the Registrant’s Articles of Incorporation, dated June 20, 1994 (incorporated by reference to Exhibit 3.2 of Form 10-Q of the Registrant for the fiscal quarter ended June 30, 1996, File No. 1-13102)

4.4
Articles of Amendment to the Registrant’s Articles of Incorporation, dated May 31, 1996 (incorporated by reference to Exhibit 3.3 of Form 10-Q of the Registrant for the fiscal quarter ended June 30, 1996, File No. 1-13102)

4.5
Articles of Amendment to the Registrant’s Articles of Incorporation, dated May 12, 2011 (incorporated by reference to Exhibit 3.1 of the Form 8-K of the Registrant filed June 2, 2011, File No. 1-13102)

4.6	Articles of Amendment to the Registrant’s Articles of Incorporation, dated May 9, 2013 (incorporated by reference to Exhibit 3.1 of the Form 8-K of the Registrant filed May 10, 2013, File No. 1-13102)

4.7
Articles of Amendment to the Registrant’s Articles of Incorporation, dated May 11, 2017 (incorporated by reference to Exhibit 3.1 of the Form 8-K of the Registrant filed May 12, 2017, File No. 001-13102)

4.8
First Industrial Realty Trust, Inc. 2014 Stock Incentive Plan (as amended and restated) as of December 31, 2018 (incorporated by reference to Exhibit 10.4 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, File No. 1-13102)

4.9
First Amendment to the First Industrial Realty Trust, Inc. 2014 Stock Incentive Plan (amended and restated as of December 31, 2018), dated February 27, 2020 (incorporated by reference to Exhibit 10.1 of the Form 8-K of the Registrant filed May 7, 2020, File No. 1-13102)

4.10	First Industrial Realty Trust, Inc. 2024 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Form 8-K of the Registrant filed May 1, 2024, File No. 1-13102)

5.1*	Opinion of McGuireWoods LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of McGuireWoods LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page)

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 1, 2024.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Peter E. Baccile
Peter E. Baccile President, Chief Executive Officer and Director (Principal Executive Officer)

POWERS OF ATTORNEY
Know all persons by these presents, that each person whose signature appears below constitutes and appoints Peter E. Baccile and Scott A. Musil, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew S. Dominski	Chairman of the Board of Directors	May 1, 2024
Matthew S. Dominski

/s/ Peter E. Baccile	President, Chief Executive Officer and Director	May 1, 2024
Peter E. Baccile	(Principal Executive Officer)

/s/ Scott A. Musil	Chief Financial Officer	May 1, 2024
Scott A. Musil	(Principal Financial Officer)

/s/ Sara E. Niemiec	Chief Accounting Officer	May 1, 2024
Sara E. Niemiec	(Principal Accounting Officer)

/s/ John Rau	Lead Independent Director	May 1, 2024
John Rau

/s/ Teresa B. Bazemore	Director	May 1, 2024
Teresa B. Bazemore

/s/ H. Patrick Hackett, Jr.	Director	May 1, 2024
H. Patrick Hackett, Jr.

/s/ Denise A. Olsen	Director	May 1, 2024
Denise A. Olsen

/s/ Marcus L. Smith	Director	May 1, 2024
Marcus L. Smith